EXHIBIT 4.6

             VOID AFTER 3:30 P.M., MOUNTAIN TIME, ON _______________
  [SUBJECT TO EARLIER EXPIRATION - SEE "ACCELERATION OF EXPIRATION DATE" BELOW]

                  INVESTOR'S WARRANTS TO PURCHASE COMMON SHARES

                                U.S. ENERGY CORP.

     This is to Certify That, FOR VALUE RECEIVED, _______________ ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from U.S. ENERGY CORP., a Wyoming corporation (the "Company" or "we"), at any time until 3:30 P.M., Mountain Time, on _______________, 2004 ("Expiration Date" unless "Accelerated Expiration Date" applies under section (a)(2)) __________ shares of the Common Stock of the Company ("Common Shares") at a purchase price per share of $4.00 during the period that this Warrant is exercisable. The number of Common Shares to be received upon the exercise of this Warrant and the price to be paid for a Common Share may be adjusted from time to time as hereinafter set forth. The purchase price of a Common Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is one of a series of warrants identical in form issued by the Company to purchase Common Shares of the Company; "Warrants" used herein means all such warrants (including this Warrant). The Common Shares underlying the Warrants are sometimes referred to as "Warrant Shares" and include all Common Shares that have been issued upon the exercise of the Warrants and all unissued Common Shares underlying the Warrants.

     (A)  EXERCISE OF WARRANT.

          (1) SURRENDER AND PAYMENT. This Warrant may be exercised in whole or in part at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, with the Purchase Form annexed hereto duly executed and accompanied by cash payment or wire transfer of the Exercise Price for the number of shares specified in such Form, together with all federal and state taxes applicable upon such exercise. Cashless exercise is not permitted.

          (2) ACCELERATION OF EXPIRATION DATE. The Holder and the Company agree that if at any time after the original issue date of this Warrant until the Expiration Date, the average closing price of the Company's common stock over any period of five consecutive trading days equals or is more than $8.00 per share (the calendar day after the fifth trading day is the "start date"), then this Warrant shall be exercisable for 30 calendar days at the Exercise Price. At 3:30 pm Mountain Time on the thirtieth calendar day after the start date, this Warrant shall expire (such expiration date will be the "Accelerated Expiration Date"). The Holder agrees that the Holder shall have sole responsibility for monitoring the Company's stock price for such purposes, and that the Company shall have no responsibility to notify the Holder of stock prices at any time during the life of this Warrant.


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     Such Accelerated Expiration Date has the meaning and effect herein set forth; acceleration of Expiration Date for purposes of subparagraph (2) below has the meaning and effect therein set forth.

          (3) MERGER; REORGANIZATION. The Company agrees not to merge, reorganize or take any action that would terminate this Warrant unless provisions are made as part of a Reorganization Action (as defined below) which would provide the holders of this Warrant with an equivalent of this Warrant as specified in Section (h); provided, however, that if reasonably required by the other party or parties to such Reorganization Action, the Company may accelerate the Expiration Date to a date prior to such merger, reorganization or other action, but only if the Company shall give the Holder written notice of such acceleration at least 30 days prior to such accelerated Expiration Date. A "Reorganization Action" means the closing of a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a merger (including a reverse triangular merger) in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into cash, securities or other property.

          (4) TENDER; PARTIAL EXERCISE. The Company agrees to provide notice to the Holder that any tender offer is being made for the Company's Common Shares no later than three business days after the day the Company becomes aware that any tender offer is being made for outstanding Common Shares of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Common Shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the Exercise Price, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder.

     (B) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Common Shares as shall be required for issuance or delivery upon exercise of this Warrant.

     (C) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Common Share called for upon any exercise hereof, the Company shall, upon receipt by the Company or the Company's stock transfer agent of the Exercise Price on such fractional share, pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (1) If the Common Shares are listed on a national securities exchange, are admitted to unlisted trading privileges on such an exchange, or are listed for trading on a trading system of the National Association of Securities Dealers, Inc. ("NASD") such as Regular NASDAQ ("NASDAQ") or NASDAQ/NMS ("NMS"), then the current value shall

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     be the last reported sale price of the Common Shares on such an exchange or system on the last business day prior to the date of exercise of this Wan-ant or if no such sale is made on such day, the average of the closing bid prices for the Common Shares for such day on such exchange or such system shall be used; or

          (2) If the Common Shares are not so listed on such exchange or system or admitted to unlisted trading privileges, the current value shall be the average of the last reported bid prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Shares are not so listed or admitted to unlisted trading privileges and if bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     (D) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Common Shares purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated except in compliance with the Securities Act of 1933. Any such transfer or assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (E) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.



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     (F)  ADJUSTMENT PROVISIONS.

          (1) ADJUSTMENTS OF THE EXERCISE PRICE. If the Company subdivides outstanding Common Shares into a greater number of Common Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Company combines its outstanding Common Shares into a lesser number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionally increased. In case of a subdivision or combination, the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. No other adjustment to Exercise Price shall be made, for any reason.


         (2) ADJUSTMENTS OF THE NUMBER OF SHARES FOLLOWING ADJUSTMENTS OF THE EXERCISE PRICE. Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Common Shares, calculated to the nearest full share, obtained by multiplying the number of Common Shares initially issuable upon exercise of this Warrant by the Exercise Price specified in the first paragraph hereof and dividing the product so obtained by the new Exercise Price.

     (G) NOTICES TO HOLDERS. So long as this Warrant shall be outstanding and unexercised (i) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 10 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (H) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares of the class issuable upon exercise of this Warrant), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by causing delivery to the Holder of another warrant, or by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property which the Holder would have received upon such reclassification, capital reorganization

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or other change, consolidation, merger, sale or conveyance had this Warrant been exercised prior to the consummation of such transaction. These provisions shall apply to successive Reorganization Actions. In the event the Company spins off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of this Warrant, shares of the subsidiary to be delivered to the Holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Shares on the record date for payment of the shares of the subsidiary.

     (I)  REGISTRATION UNDER THE SECURITIES ACT OF 1933.

          (1) We agree with each Holder of this Warrant that as soon as practicable in 2002 after the issuance of this Warrant, we will prepare at our sole expense and file with the Securities and Exchange Commission (and use our best efforts to have the agency declare effective) a registration statement on Form S-3 under the Securities Act of 1933 to cover resale of Common Shares upon exercise of any of these Warrants by the Holder, and as necessary to qualify such issuance and resale thereof under the laws of such states specified in writing to us by the Holder in accordance with the terms of the Subscription Agreement between the Company and the Holder. The Holder shall be solely responsible for payment of any commissions on sale of the Common Shares. We will keep the registration statement effective by additional filings with the Securities and Exchange Commission for so long as this Warrant is exercisable. All provisions of this registration covenant shall be interpreted and controlled by the provisions of the Subscription Agreement by which this Warrant originally is issued to the Holder.

          (2) Each Holder shall supply such information as the Company may reasonably require from such Holders, or any underwriter for any of them, for inclusion in such registration statement or posteffective amendment.

          (3) The Company's agreements with respect to the Warrants and Warrant Shares in this Section will continue in effect regardless of the exercise or surrender of this Warrant.

          (4) Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered. personally or sent by certified mail, return receipt requested, to the Holder, addressed to him at his address as set forth on the Warrant or stockholder register of the Company, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to it at 877 North 8th West, Riverton, Wyoming 82501. The Company may change its address by written notice to Holders.

     (J) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrants and on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public, unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:


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         "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company."

     (K) APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Wyoming.


Dated: ____________, 2002.


                                            U.S. ENERGY CORP.



                                            By:
                                                --------------------------
                                                Keith Larsen, President


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                                  PURCHASE FORM

                                                      Dated: ___________________

     The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of $ in payment of the exercise price.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------

Name:___________________________________________________________________________
                  (Please typewrite or print in block letters)

Address:________________________________________________________________________

Signature:______________________________________________________________________

                                 ASSIGNMENT FORM
                                 ---------------

                                                      Dated:____________________

     FOR VALUE RECEIVED, _______________________________________________________

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
               (Name: Please typewrite or print in block letters)

Address:________________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of

_______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________________________________________

________________________________________________________________________________

attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                             Signature:_________________________________________


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                                 LIST OF HOLDERS


                                                    NO. OF SHARES
              NAME                               UNDERLYING WARRANTS
              ----                               -------------------

          Jeffrey J. Schmitz                            615
          Vincent N. Schmitz                          3,077
          James V. Rauh                               3,077
          Michael M. Vuocolo IRA                      3,077
          Peyton Jackson                              1,538
          P-Con Consulting                            1,538
          Donald F. Kern                              4,615
          Fiserv Securities Inc.
             C/FBO Richard Huebner IRA                1,538
          Fiserv Securities Inc.
            C/FBO Steven Bathgate IRA                 1,539
          Generation Capital Association              6,154
          Dr. Ross Krueger                            3,077
          John J. Lais III                            5,000
          James A. McCaughey                          7,692
          Eggleston's LLC                             1,538
          Jason Wayne Assad                           3,077
          William N. Anderson                         9,231
                                                     ------
                                                     56,383


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